UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2016

Randolph Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-37780	81-1844402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Cabot Place, Stoughton, Massachusetts 02072

(Address of principal executive offices)

(781) 963-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2016, Randolph Bancorp, Inc. (the “Company”), Randolph Bancorp and Randolph Savings Bank entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), who will assist the Company in selling the shares of the Company’s common stock on a best efforts basis in the Company’s subscription and community offering, and will serve as sole book running manager for any syndicated community offering or as the managing underwriter in any firm commitment underwritten offering, if necessary.

For these services, KBW has received a management fee of $30,000. KBW will receive a success fee of 1.0% of the aggregate purchase price of the shares sold in the subscription and community offering, except that no fee will be paid with respect to (i) shares sold to the officers, directors, trustees, corporators, employees, or the immediate family of such persons, (ii) shares sold to qualified and non-qualified employee benefit plans of the Company, Randolph Bancorp and Randolph Savings Bank, or (iii) shares issued to the charitable foundation established in connection with the stock offering. The management fee will be credited against the success fee.

In the event that KBW sells shares of common stock through a group of broker-dealers in a syndicated community offering, KBW will be paid the fee described above as well as a transaction fee, which fee, along with the fee payable to selected dealers (which will include KBW) will not exceed 6.0% in the aggregate of the gross proceeds from shares sold in the syndicated community offering. In the event that KBW sells shares of common stock in any firm commitment underwritten offering, the underwriting discount will not exceed 6.0% of the aggregate purchase price of common stock sold to investors in the firm commitment underwritten offering. All fees payable with respect to a syndicated community offering or firm commitment underwritten offering will be in addition to fees payable with respect to the subscription and community offerings. KBW also will be reimbursed for its reasonable out-of-pocket expenses in the offering, including attorney’s fees and expenses.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-209935) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 13, 2016.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

1.1	Agency Agreement, dated May 13, 2016, by and among Randolph Bancorp, Inc. (the “Company”), Randolph Bancorp, Randolph Savings Bank and Keefe, Bruyette & Woods, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Randolph Bancorp, Inc.

By:	/s/ James P. McDonough
Name: James P. McDonough
Title: President and Chief Executive Officer

Date: May 19, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Agency Agreement, dated May 13, 2016, by and among Randolph Bancorp, Inc. (the “Company”), Randolph Bancorp, Randolph Savings Bank and Keefe, Bruyette & Woods, Inc.